United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 18, 2024

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events

Portfolio Restructuring

On October 9, 2024, Farmers and Merchants Trust Company of Chambersburg (the “Bank”), a wholly-owned subsidiary of Franklin Financial Services Corporation (NASDAQ: FRAF), completed a repositioning of selected investment securities within its portfolio. The Bank sold approximately $46.7 million in book value of available-for-sale investment securities, consisting of lower yielding U.S. Treasury debt, for an estimated after-tax loss of approximately $3.4 million. Despite the loss, the Bank currently expects to make a profit for the 2024 fiscal year. The investment securities sold had an average book yield of approximately 1.26% with a weighted average remaining life of approximately 3.79 years. Net proceeds of approximately $42.4 million from the sale were used to purchase higher-yielding investment securities that were all classified as available-for-sale. The investment securities purchased consisted of U.S. Agency residential mortgage-backed securities and private label residential mortgage-backed securities. The available-for-sale investment securities purchased had an average book yield of approximately 4.62% with a weighted average remaining life of approximately 7.56 years.

The Bank currently expects to recover the $3.4 million after-tax loss on the sale of investment securities in approximately 2.3 years when paired with a pay fixed swap placed on the new securities. The transaction will have no impact on stockholders’ equity or book value per share as of the date of the sale, as unrealized losses on the available-for-sale investment securities are already accounted for as a deduction to stockholders’ equity. FRAF and the Bank remain well-capitalized after the sale and maintain a strong liquidity position.

Fourth Quarter Dividend

On October 17, 2024, the Board of Directors of Franklin Financial Services Corporation declared a $.32 per share regular cash dividend for the fourth quarter of 2024.  This compares to a $.32 per share regular cash dividend for the third quarter of 2024.  The regular quarterly cash dividend will be paid November 27, 2024 to shareholders of record at the close of business on November 1, 2024.

Item 9.01 Financial Statements and Exhibits.

    (c)  Exhibits.     The following exhibits are filed herewith:

Number                              Description

 104      The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: October 18, 2024